LICENSE AGREEMENT


         THIS LICENSE AGREEMENT (this "Agreement") is made and entered into as of the 4th day of December, 1998 by and between AGGREKO INC., a Louisiana corporation ("Aggreko") and TOWER TECH, INC., an Oklahoma corporation ("Tower Tech").

                                   WITNESSETH:

         WHEREAS, pursuant to that certain Asset Purchase Agreement (herein so called), dated as of December 4, 1998 by and between Aggreko and Tower Tech, Tower Tech has agreed to sell to Aggreko and Aggreko has agreed to purchase from Tower Tech, substantially all of the properties and assets of Tower Tech relating to the leasing and renting and servicing of industrial modular cooling towers (the "Business");

         WHEREAS, as contemplated by the Asset Purchase Agreement, Tower Tech shall retain the ownership of certain patents, trademarks, trade names and other proprietary rights which have been utilized in connection with the Business;

         WHEREAS, Aggreko desires to obtain an exclusive license to use for a limited time period of time such patents, trademarks, trade names and other proprietary rights in its operation of the Business and Tower Tech is willing to grant such license to Aggreko on the terms and conditions hereinafter provided; and

         WHEREAS, pursuant to Section 3.07 of the Asset Purchase Agreement, Aggreko and Tower Tech have agreed to execute and deliver this Agreement on the closing date contemplated by the Asset Purchase Agreement; and the mutual execution and delivery of this Agreement is a condition precedent to the obligations of Aggreko and Tower Tech to consummate the transactions contemplated by the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the above premises, the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

         1.1 Certain Definitions. The terms specified in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires.

         "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "Cooling Tower", and collectively, "Cooling Towers," shall mean any and all cooling towers models manufactured by or on behalf of Tower Tech, including, without limitation those models described on Exhibit A as may be amended from time to time by adding or deleting cooling towers, and in or to which Tower Tech owns or holds Proprietary Rights, but specifically excluding all concrete cooling towers.

         "Cooling Tower Patent", and collectively, "Cooling Tower Patents", shall mean any and all Patents specifically related to the Cooling Towers which are owned or held by Tower Tech at any time during the Term.

         "Cost," and collectively "Costs," shall mean any and all reasonable and necessary expenses and other costs incurred or sustained regarding the subject matter, including without limitation attorney fees, court costs, accountant or bookkeeping fees, broker fees, filing, certificate, license or permit fees, fabrication, shipping, handling, postage, long distance telephone, facsimile transmission, photocopies, courier delivery, freight, travel, lodging and meals.

         "Develop" or "Developed" or "Developing" or "Development" shall collectively mean to design, plan, manufacture, assemble, produce, erect, construct, install, or otherwise develop the Cooling Towers and any Improvements, with or without the Licensor Technology.

         "Effective Date" shall mean the date of this Agreement.

         "Improvement", and collectively, Improvements, shall mean any and all additions, alterations, modifications, design changes, and other improvements to the Cooling Towers which are individually or jointly Developed by Tower Tech, Aggreko, any Sublicensee or any third parties at any time during the Term, and regardless whether Tower Tech owns or holds any Proprietary Rights therein or thereto.

         "Improvement Patent," and collectively, "Improvements Patents" shall mean any and all Patents specifically related to the Improvements which are owned or held by Tower Tech at any time during the Term.

         "License," shall collectively mean any and all exclusive rights and licenses which Tower Tech shall grant to Aggreko regarding the Proprietary Rights within the License Territory pursuant to Article Two.

         "License Territory," shall collectively mean anywhere in the world.

         "Licensed Product," shall collectively mean (a) the Cooling Towers, less and except any Nonproprietary Parts, (b) any Improvements, less and except any Nonproprietary Parts, (c) the Proprietary Rights, (d) the Licensor Technology and (e) any Materials.

     "Licensed Product Patent," and collectively, "Licensed Product Patents," shall mean any and all Cooling Tower Patents and Improvement Patents.

         "Licensor Technology," shall collectively mean any and all of Tower Tech's engineering and technical processes, techniques, know-how, data, information, and other technology specifically used to Develop the Cooling Towers and any Improvements.

     "Material," and collectively, "Materials" shall mean any and all Technology Materials and Promotional Materials.

         "Nonproprietary Part," and collectively, "Nonproprietary Parts," shall mean any and all parts and components of the Cooling Towers and any Improvements, in or to which Tower Tech does not own or hold any Proprietary Rights at any time during the Term.

     "Part," and collectively, "Parts" shall mean any and all Proprietary Parts and Nonproprietary Parts.

         "Party," and collectively, "Parties," shall mean either or both Tower Tech and Aggreko.

         "Patent," and collectively, "Patents," shall mean any and all patents, corresponding letters patent, patents pending, and associated patent rights, any subsequent patent applications and resulting issued patents claiming priority from or based on the original patents, and all divisions, reissues, renewals, extensions, and substitutions of the foregoing, which the holder owns or has a right to grant licenses under pursuant to U.S.A. or foreign law.

         "Person," shall mean an individual,  corporation,  partnership,  trust,
unincorporated   organization  or  a  government  or  any  agency  or  political subdivision thereof.

         "Promotional Material," shall collectively mean any and all of Tower Tech's papers, brochures, pamphlets, documents, advertisements, displays, video and audio presentations, and other tangible media and materials specifically used to promote the Licensed Product, and regardless whether Tower Tech has any Proprietary Rights therein or thereto.

         "Proprietary Part," and collectively, "Proprietary Parts," shall mean any and all parts and components of the Cooling Towers and any Improvements, in or to which Tower Tech owns or holds any Proprietary Rights at any time during the Term.

         "Proprietary Right," and collectively, "Proprietary Rights," shall mean any and all Licensed Product Patents, copyrights, and other proprietary rights, titles and interest in or to the Cooling Towers, any Improvements, the Materials, the Trademark, the Trade Name and the CTI certification number(s) which Tower Tech owns, holds or has a right to grant licenses under at any time during the Term, including without limitation those certain Licensed Product Patents more particular described on Exhibit B.

         "Royalty,"  and  collectively,  "Royalties,"  shall  mean  any  and all
continuing   percentage  royalties  payable  to  Tower  Tech  pursuant  to  this
Agreement.

         "Sublicense," and collectively, "Sublicenses," shall mean any and all sublicenses of the License granted by Aggreko to a Sublicensee pursuant to Article Two.

         "Tax," and collectively, "Taxes," shall mean any and all fees, impositions, premiums, duties, assessments, and other taxes of any nature incurred or sustained regarding the subject matter, including without limitation any imposed for sales, use, income, import, export, currency, exchange, certificates, licenses and permits.

         "Technology Material," and collectively, "Technology Materials," shall mean any and all of Tower Tech's designs, drawings, blueprints, schematics, documents, manuals, specifications, software, and other tangible materials regarding the Licensor Technology which are specifically used to Develop the Cooling Towers and any Improvements, whether or not copyrighted.

         "Trademark," shall collectively mean those certain logos or trademarks of Tower Tech more particularly described or displayed on Exhibit C, and any other trademarks, service marks, logos, or other proprietary marks regarding the Licensed Product in or to which Tower Tech shall have any right, title or interest at any time during the Term.

         "Trade Name," shall collectively mean those certain trade names of Tower Tech more particularly described or displayed on Exhibit D, and any other trade names or other proprietary names regarding the Licensed Product in or to which Tower Tech shall have any right, title or interest at any time during the Term

         1.2 Other Definitions. In addition to the terms defined in Section 1.1 hereof, certain other terms are defined elsewhere in this Agreement, and whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.


                                   ARTICLE TWO

                              LICENSE; SUBLICENSES

         2.1 Grant of License. Tower Tech hereby grants to Aggreko the License, which shall be limited solely to the following rights and license, for the Term and within the License Territory:

         (a) an exclusive, nontransferable right and license to utilize the Proprietary Rights in connection with the business of the leasing and rental of the Cooling Towers and any Improvements within any geographic area of the License Territory; and

         (b) an exclusive, nontransferable right and license to utilize the Trademark and Trade Name in connection with the business of the leasing and rental of the Cooling Towers and any Improvements within any geographic area of the License Territory.
         Notwithstanding anything contained in this Article Two to the contrary, Aggreko acknowledges and agrees that the License granted hereunder shall be subject to the rights of those parties designated as "Licensees" in those certain License Agreements listed on Exhibit E attached hereto (the "Existing License Agreements"). Tower Tech specifically agrees that hereinafter it shall not grant any license or similar right with respect to the Proprietary Rights, the Trademark or the Trade Name which would impair or violate the exclusive rights and licenses granted to Aggreko hereunder. In addition, Tower Tech agrees to promptly use its best efforts to amend, modify and/or alter the Existing License Agreements to clarify and specifically provide that the Licensees thereunder do not have any right or license to utilize the Proprietary Rights, the Trademark or the Trade Name in connection with the business of the leasing and rental of the Cooling Towers and any Improvements.

         2.2. Sublicenses. Aggreko shall have no authority or right to grant any Sublicenses of any part of the License to Sublicensees within any part of the License Territory; provided, that, Aggreko may grant Sublicenses to any of its Affiliates anywhere in the License Territory. Aggreko shall provide Tower Tech with written notice of any such Sublicense within thirty (30) days after granting any such Sublicense.

                                  ARTICLE THREE

                         ROYALTIES; PERIODIC STATEMENTS

         3.1 Royalties. Commencing upon the Effective Date and no later than forty-five (45) days after the end of each calendar quarter during the Term, Aggreko shall pay to Tower Tech Royalties in an amount equal to three percent (3%) of the revenue received by Aggreko or its Affiliates which is directly derived from the leasing or rental of the Cooling Towers. Tower Tech acknowledges and agrees that it shall not be entitled to any Royalty for amounts received by Aggreko with respect to labor performed or any ancillary equipment or services provided by Aggreko or its Affiliates in connection with the leasing or rental of any Cooling Tower. In addition, Tower Tech shall be entitled to a Royalty of three (3%) of the revenue received by Aggreko or its Affiliates from the sale of any Cooling Tower, exclusive of all taxes collected by Aggreko. Any such Royalties shall be due and payable within forty-five (45) days after the end of the calendar quarter in which Aggreko or any of its Affiliates receives the sales price with respect to any sale of a Cooling Tower.

         3.2 Periodic Statements. During the Term, within forty-five (45) days after the end of every calendar quarter, Aggreko shall furnish to Tower Tech a written statement setting forth all calculations relating to the Royalty payable with respect to such quarter, including, without limitation, the number of Cooling Towers sold, leased or rented and the revenue received by Aggreko or its Affiliates during such quarter from such sales, leases and rentals.

         3.3 Books and Records. Aggreko shall keep at its principal executive offices all such proper books of account and records as may be necessary to enable the Royalties hereunder to be accurately ascertained and shall permit Tower Tech or its duly authorized representative to audit and investigate the same during Aggreko's regular business hours, at Tower Tech's own expense.

         3.4 Taxes On Royalties. In event that any governmental authority shall impose any Taxes on any of the Royalties required by this Agreement, and requests Aggreko to withhold the amount thereof from such Royalties, then Aggreko may so deduct them. Proper receipts indicating the payment or withholding thereof on behalf of Tower Tech shall be promptly submitted to Tower Tech. If requested by Tower Tech, Aggreko shall fully cooperate with Tower Tech in a determination of the legality or propriety of any such Taxes, and in pursuing any legal remedies available to Tower Tech, with the cost thereof to be paid by Tower Tech.

                                  ARTICLE FOUR

                       PROPRIETARY RIGHTS; INDEMNIFICATION

         4.1 Proprietary Rights. Tower Tech represents that , to the best of its knowledge, it is the exclusive owner or holder of the Proprietary Rights as of the Effective Date, that it will be such as to any subsequent Licensed Product Patents as of their issue date, and that Tower Tech has the right to grant the License to Aggreko. At all times during the Term, the Licensed Product Patents shall be and remain the exclusive and separate property of Tower Tech, subject to this Agreement and the License.

         4.2 Patent Applications. At all times during the Term, Tower Tech shall have the right and option, without obligation and in its sole discretion, to prepare, file and prosecute any application for Licensed Product Patents within the License Territory.

         4.3 Infringement. At all times during the Term, and regardless whether either Party will or may be adversely affected thereby, each Party shall promptly notify the other in writing of any actual, potential or alleged infringement regarding the Proprietary Rights, the Licensed Product, or the License within the License Territory. Tower Tech shall have the first right and option, without obligation and in its sole discretion, to take such appropriate action as Tower Tech deems necessary regarding the infringement. If Tower Tech shall fail or refuse to do so, then Aggreko shall have the second right and option, without obligation and in its sole discretion, to take such appropriate action as Aggreko deems necessary regarding the infringement. If any legal proceedings are commenced by either or both Parties against a third party alleging infringement of the Proprietary Rights, the Licensed Product, or the License within the License Territory, then if Tower Tech shall have exercised its aforesaid first option, any settlements, judgments, or Costs awarded to either Party, including any ongoing payments of royalties or fees by the infringer, shall be allocated and paid, first, to the Costs associated with the legal proceedings and second, to the Party prosecuting the proceeding. If Aggreko shall have exercised its aforesaid second option, all of the foregoing shall be paid to Aggreko and all such Costs shall be paid by Aggreko.

         If any legal proceedings are commenced against either or both Parties or the Licensed Product by a third party alleging infringement by the Proprietary Rights, the Licensed Product, or the License of the rights or property of such third party within the License Territory, then in the event Aggreko receives written notice of any such legal proceedings Aggreko shall promptly notify Tower Tech thereof (the "Infringement Notice"). Thereupon, Tower Tech shall promptly take such action as may be necessary to protect and defend Aggreko against any such claim by any third party and shall indemnify and hold Aggreko harmless against any loss or Costs incurred by Aggreko in connection therewith. If Tower Tech notifies Aggreko within ten (10) days of its receipt of the Infringement Notice (the "Response Period") of its agreement to assume responsibility for such legal proceeding and to indemnify and hold Aggreko harmless against any loss or Costs incurred by Aggreko in connection therewith and diligently pursues its obligations in this regard, then Aggreko shall have no power or authority to settle or compromise any such claim by a third party. Tower Tech shall have the right after considering the best interests of Aggreko and diligently consulting with Aggreko thereon to defend, compromise or settle any such claims at the sole cost and expense of Tower Tech, using attorneys of its own choosing, and bearing always in mind Aggreko's best interest. Aggreko agrees to cooperate at Tower Tech's sole cost and expense with Tower Tech in connection with the defense or settlement of any such claim.

          If, with respect to such third party claim, Tower Tech does not acknowledge in writing as provided above within the Response Period or Tower Tech disclaims in writing to Aggreko Tower Tech's obligation to indemnify Aggreko pursuant hereto, Aggreko may defend against such claim or related legal proceeding with such counsel and in such manner as it deems appropriate, and may consent to the settlement or compromise or, consent to the entry of a judgement arising from, such claim or legal proceeding without the consent of Tower Tech. Aggreko shall have the right to discontinue the payment of Royalties to Tower Tech during the period commencing upon the termination of the Response Period and ending upon the termination of such proceedings, whether by settlement or otherwise. In addition, upon the termination of such legal proceedings, whether by settlement or otherwise, Aggreko shall be entitled to discontinue the payment of Royalties to Tower Tech until such time as Aggreko shall have been reimbursed for the Costs associated with such legal proceedings.

         In every case, (a) the Party taking action shall do so in the name of the real party in interest as determined by applicable law, (b) each Party shall provide the other, its nominees and attorneys, with all available information and documents regarding the infringement, and (c) the Parties shall fully cooperate with each other and, if necessary, provide testimony or other evidence in any legal proceedings.

         4.4 Improvements. All Improvements Developed during the Term shall become the separate and individual property of the Party or Parties Developing them, and such Party or Parties shall own, hold or have the sole right to acquire all Proprietary Rights therein or thereto. Immediately upon Development by Tower Tech and issuance thereof, all Improvements and Improvements Patents thereon shall automatically be deemed licensed to Aggreko during the Term.

         4.5 Trademark and Trade Name. In any and all use of any Trademark and any Trade Name for any promotion of the Licensed Product or otherwise, Aggreko shall (a) acknowledge and recognize the Proprietary Rights therein or thereto, and not do or permit any act or thing which will or may contest, impair or otherwise adversely affect the same, (b) clearly disclose and indicate such Proprietary Rights to all customers and other third parties, and not to in any manner represent that Aggreko has any ownership or other interest in or to any Trademark or any Trade Name, other than pursuant to this Agreement.

                                  ARTICLE FIVE

                                TERM OF AGREEMENT

         Subject to the terms of this  Article  Five,  the Term shall be the ten
(10) year period commencing on the Effective Date. In the event either Party fails to comply with any of the terms and conditions of this Agreement, the non-breaching Party may give the breaching Party thirty (30) days' written notice specifying the breach, and if such breach fails to be cured within such period, the non-breaching Party may immediately terminate this Agreement


                                   ARTICLE SIX

                                   ARBITRATION

         THE PARTIES SHALL USE THEIR RESPECTIVE BEST EFFORTS TO SETTLE AMICABLY ANY DISPUTES, DIFFERENCES OR CONTROVERSIES ARISING BETWEEN THE PARTIES OUT OF OR IN CONNECTION WITH OR IN RESPECT OF THIS AGREEMENT. HOWEVER, IF NOT SO SETTLED THEN THE SAME SHALL BE SUBMITTED TO ARBITRATION AND TO THE FULLEST EXTENT PERMITTED BY LAW, BE SOLELY AND FINALLY SETTLED BY ARBITRATION. THE ARBITRATION PROCEEDING SHALL BE HELD IN DALLAS, TEXAS, AND SHALL BE CONDUCTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND TO THE EXTENT NOT INCONSISTENT THEREWITH, THE TEXAS GENERAL ARBITRATION ACT, TITLE 10, VERNON'S ANN.CIV.STAT. JUDGEMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, OR APPLICATION MAY BE MADE TO SUCH COURT FOR A JUDICIAL ACCEPTANCE OF THE AWARD AND ANY ORDER OF ENFORCEMENT AS THE CASE MAY BE.


                                  ARTICLE SEVEN

                                  MISCELLANEOUS

         7.1 Notices. All notices, requests and other communications under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, by overnight courier guaranteeing next day delivery, or by facsimile, addressed as follows:


         a)       If to Tower Tech :

                  Tower Tech, Inc.
                  11935 South I-44 Service Rd.
                  P.O. 1838
                  Oklahoma City, OK 73173
                  Attn: Harold D. Curtis, Chief Executive Officer
                  Facsimile No.:   (405) 979-2131

or at such other address or facsimile number as Tower Tech may have advised Aggreko in writing; and

         (b)      If to Aggreko:

                  Aggreko Inc.
                  4607 W. Admiral Doyle Drive
                  New Iberia, LA 70560
                  Attn: Terry Dressel, Chief Financial Officer
                  Facsimile No.: (318) 367-0870

or at such other address or facsimile number as Aggreko may have advised Tower Tech in writing.

All such notices, requests and other communications shall be deemed to have been received on the date of delivery thereof, if delivered by hand, on the third day after the mailing thereof, if mailed, on the next day after the sending thereof, if by overnight courier, and when receipt is acknowledged, if faxed.

         7.2. Waivers and Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same be in writing and signed by each party hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

         7.3. Binding Effect.  This Agreement shall be binding upon and inure to
the  benefit  of  the  Parties  hereto  and   there  respective  successors  and
permitted assigns.

         7.4      Assignment.

         Neither party shall have any right to transfer or assign its interest or rights in this Agreement or delegate its obligations under this Agreement without the prior written consent of the other party hereto.



         7.5 Change in Control. In the event of the occurrence of a Change in Control (as hereinafter defined) with respect to Tower Tech, Aggreko shall have the right, in its sole discretion, to either (i) terminate this Agreement upon providing Tower Tech with at least thirty (30) days written notice of Aggreko's intention to terminate this Agreement, or (ii) continue the performance of this Agreement; provided, that, the surviving or resulting entity or entities involved in any such Change in Control transaction shall specifically assume, as a co-obligor with Tower Tech and as a condition to the effectiveness of any such Change in Control transaction, the obligations of Tower Tech hereunder.

         For purposes of this Agreement, a Change in Control shall be deemed to have occurred if (i) a majority of the voting capital stock in Tower Tech is acquired by a third party or third parties, other than those persons holding shares of Tower Tech's capital stock on the date of this Agreement, or their respective affiliates, (ii) Tower Tech enters into a merger or consolidation with another corporation or business entity in which Tower Tech is not the surviving entity, (iii) Tower Tech becomes a majority-owned subsidiary of another corporation, (iv) a change during any period of two consecutive years of a majority of the members of the Board of Directors of Tower Tech for any reason, unless the election, or the nomination for election by Tower Tech's stockholders, of each director was approved by a majority vote of the directors then still in office who were directors at the beginning of such period, or (v) more than forty percent (40%) of the assets of Tower Tech are transferred or sold.

         7.6 GOVERNING LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN
ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

         7.7 Number and Gender. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         7.8 Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

         7.9 Entirety. This Agreement contains the agreement and understanding among the Parties with respect to the matters addressed herein and supersedes all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein.

         7.10 Third Party Beneficiaries. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the Parties hereto and their successors in interest and permitted assigns any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


AGGREKO:                     AGGREKO INC.



                              By:ss/GEORGE P. WALKER
                                  -------------------------------
                                  Printed Name:  George P. Walker
                                  Title: Executive Vice President

                               By: ss/TERREL P. DRESSEL, JR.
                                   ----------------------------------
                                   Printed Name: Terrel P. Dressel, Jr.
                                   Title: Vice President Finance




TOWER TECH:                   TOWER TECH, INC.



                                By:ss/HAROLD D. CURTIS
                                   ------------------------------
                                   Printed Name: Harold D. Curtis
                                   Title: Chief Executive Officer